      As filed with the Securities and Exchange Commission on May 9, 1997.

                                                       Registration No. 333-
================================================================================

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
             Registration Statement Under The Securities Act of 1933
                               ------------------

                         Minnesota Power & Light Company
             (Exact name of registrant as specified in its charter)
                               ------------------

            Minnesota                                 41-0418150
(State or other jurisdiction of            (I.R.S. Employer Identification No. )
 incorporation or organization)

                             30 West Superior Street
                             Duluth, Minnesota 55802
                                 (218) 722-2641
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------


                    Minnesota Power and Affiliated Companies
                          Supplemental Retirement Plan
                              (Full Title of Plan)
                               ------------------

      DAVID G. GARTZKE                PHILIP R. HALVERSON, ESQ.
Senior Vice President-Finance      Vice President, General Counsel
 and Chief Financial Officer                and Secretary
   30 West Superior Street             30 West Superior Street
  Duluth, Minnesota  55802            Duluth, Minnesota  55802
       (218) 722-2641                      (218) 722-2641


   JAMES K. VIZANKO                   ROBERT J. REGER, JR., ESQ.
       Treasurer                           Reid & Priest LLP
30 West Superior Street                   40 West 57th Street
Duluth, Minnesota 55802                New York, New York 10019
    (218) 722-2641                          (212) 603-2000

(Names, addresses and telephone numbers, including area codes, of agents for service)
                               ------------------


                                                  Calculation of Registration Fee
====================================================================================================================================
                                                                     Proposed        Proposed maximum
                                                                     maximum            aggregate
     Title of securities             Amount to be registered      offering price     offering price       Amount of registration
     to be registered                       <F1><F2>                 per unit <F3>            <F3>                 fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value       556,189  Shares                 $28.3125            $15,747,102             $4,772
Preferred Share Purchase Rights       556,189  Rights <F4>                 -                      -                   - <F5>
====================================================================================================================================

<F1>    In addition,  pursuant to Rule 416(c) under the  Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Minnesota Power and Affiliated Companies Supplemental Retirement Plan.

<F2>    In addition,  pursuant to Rule 416(a) under the  Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

<F3>    Estimated  solely for the purpose of calculating the  registration  fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange composite tape on May 2, 1997.

<F4>    The Preferred  Share Purchase  Rights (the "Rights") are attached to and will trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

<F5>    Since  no  separate   consideration  is  paid  for  the  Rights,  the
        registration fee for such securities is included in the fee for the Common Stock.

================================================================================

                    Minnesota Power and Affiliated Companies
                          Supplemental Retirement Plan

           Part II. Information Required in the Registration Statement


Item 3.    Incorporation of Documents by Reference.

     The  following   documents   filed  by  Minnesota  Power  &  Light  Company
("Company") and the Minnesota Power and Affiliated Companies Supplemental Retirement Plan ("Plan") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 ("1996 Form 10-K");

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (3) The Company's Current Report on Form 8-K dated March 19, 1997 and

         (4) The Plan's Annual Report on Form 11-K for the year ended December 31, 1995.

     All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents; provided, however, that the documents enumerated in items 1,2 and 3 above or subsequently filed by the Company pursuant to Section 13 of the Exchange Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K; and provided further that the document listed in item 4 above or subsequently filed by the Plan pursuant to Section 15(d) of the Exchange Act prior to the filing with the Commission of the Plan's most recent Annual Report on Form 11-K shall not be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 11-K.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

     Description of Common Stock
     ---------------------------

     General. The following statements relating to the Common Stock are merely an outline and do not purport to be complete. They are qualified in their entirety by reference to the Company's Articles of Incorporation (the "Articles of Incorporation") and the Mortgage and Deed of Trust of the Company. Reference is also made to the laws of the State of Minnesota.

     The Company's authorized capital stock consists of 65,000,000 shares of Common Stock, without par value, 116,000 shares of 5% Preferred Stock, $100 par value, 1,000,000 shares of Serial Preferred Stock, without par value, and 2,500,000 shares of Serial Preferred Stock A, without par value.

     Dividend Rights. The Common Stock is entitled to all dividends after full provision for dividends on the issued and outstanding Preferred Stocks and the sinking fund requirements of the Serial Preferred Stock A, $7.125 Series and $6.70 Series.

     The Articles of Incorporation provide that so long as any shares of the Company's Preferred Stocks are outstanding, cash dividends on Common Stock are restricted to 75 percent of available net income when Common Stock equity is or would become less than 25 percent but more than 20 percent of total capitalization. This restriction becomes 50 percent when such equity is or would become less than 20 percent. See Note 7 to Consolidated Financial Statements incorporated by reference in the Company's 1996 Form 10-K.

     Voting Rights (Non-Cumulative Voting). Holders of Common Stock are entitled to notice of and to vote at any meeting of shareholders. Each share of Common Stock, as well as each share of the issued and outstanding Preferred Stocks, is entitled to one vote. Since the holders of such shares do not have cumulative voting rights, the holders of more than 50 percent of the shares voting can elect all the Company's directors, and in such event the holders of the remaining shares voting (less than 50 percent) cannot elect any directors. In addition, the Preferred Stocks are expressly entitled, as one class, to elect a majority of the directors (the Common Stock, as one class, electing the minority) whenever dividends on any of such Preferred Stocks shall be in default in the amount of four quarterly payments and thereafter until all such dividends in default shall have been paid. The Articles of Incorporation include detailed procedures and other provisions relating to these rights and their termination, such as quorums, terms of directors elected, vacancies, class voting as between Preferred Stocks and Common Stock, meetings, adjournments and other matters.

     The Articles of Incorporation contain certain provisions which make it difficult to obtain control of the Company through transactions not having the approval of the Board of Directors, including:

         (1) A provision requiring the affirmative vote of 75 percent of the outstanding shares of all classes of capital stock of the Company, present and entitled to vote, in order to authorize certain "Business Combinations." Any such Business Combination is required to meet certain "fair price" and procedural requirements. Neither a 75 percent stockholder vote nor "fair price" is required for any Business Combination which has been approved by a majority of the "Disinterested Directors."

         (2) A provision permitting a majority of the Disinterested Directors to determine whether the above requirements have been satisfied.

         (3) A provision providing that certain of the Articles of Incorporation cannot be altered unless approved by 75 percent of the outstanding shares of all classes of capital stock, present and entitled to vote, unless such alteration is recommended to the shareholders by a majority of the Disinterested Directors.

          Liquidation Rights. After satisfaction of creditors and of the preferential liquidation rights of the outstanding Preferred Stocks ($100 per share plus unpaid accumulated dividends), the holders of the Common Stock are entitled to share ratably in the distribution of all remaining assets.

     Miscellaneous. Holders of Common Stock have no preemptive or conversion rights.

     The Common Stock is listed on the New York Stock Exchange.

     The transfer agents and registrars for the Common Stock are Norwest Bank Minnesota, N.A. and the Company.

     Description of Preferred Share Purchase Rights
     ----------------------------------------------

     Reference is made to the Rights Agreement, dated as of July 24, 1996 (the "Rights Plan") between the Company and the Secretary of the Company, as Rights Agent. The description of the Rights set forth below does not purport to be complete and is qualified in its entirety by reference to the Rights Plan. Reference is also made to the laws of the State of Minnesota.

     On July 24, 1996, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of Common Stock to shareholders of record at the close of business on July 24, 1996 (the "Record Date") and authorized the issuance of one Right with respect to each share of Common Stock that becomes outstanding between the Record Date and July 23, 2006 or such earlier time as the Rights are redeemed. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Junior Serial Preferred Stock A, without par value (the "Serial Preferred"), at a price of $90 per one one-hundredth share (the "Purchase Price"), subject to adjustment.

     Initially, the Rights will attach to all Common Stock certificates representing shares then outstanding, and no separate Right Certificates will be distributed. The Rights will be evidenced by the Common Stock certificates together with a copy of the Summary of Rights Plan and not by separate certificates until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 15 business days (or such later date as may be determined by action of the Board of Directors prior to the time that any person becomes an Acquiring Person) following the commencement of (or a public announcement of an intention to make) a tender or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 15 percent or more of such outstanding shares of Common Stock (the earlier of such dates being called the Distribution Date).

     Until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the transfer of any certificates for Common Stock, with or without a copy of the Summary of Rights Plan, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

     Each whole share of Serial Preferred will have a minimum preferential quarterly dividend rate equal to the greater of $51 per share or, subject to anti-dilution adjustment, 100 times the dividend declared on the Common Stock. In the event of liquidation, no distribution will be made to the holders of Common Stock unless, prior thereto, the holders of the Serial Preferred have received a liquidation preference of $100 per share, plus accrued and unpaid dividends. Holders of the Serial Preferred will be entitled to notice of and to vote at any meeting of the Company's shareholders. Each whole share of Serial Preferred is entitled to one vote. Such shares do not have cumulative voting rights. The Serial Preferred, together with the issued and outstanding shares of the other Preferred Stocks of the Company, will be expressly entitled, as one class, to elect a majority of directors (the Common Stock electing the minority) whenever dividends on any of the Preferred Stocks shall be in default in the amount of four quarterly payments and thereafter until all such dividends in default shall have been paid. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or converted into other securities and/or property, each whole share of Serial Preferred will be entitled to receive, subject to anti-dilution adjustment, 100 times the amount into which or for which each share of Common Stock is so exchanged or converted. The shares of Serial Preferred are not redeemable by the Company.

     The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) July 23, 2006 (the "Final Expiration Date"), (ii) the redemption of the Rights by the Company as described below, and (iii) the exchange of all Rights for Common Stock as described below.

     In the event that any person (other than the Company, its affiliates or any person receiving newly-issued shares of Common Stock directly from the Company) becomes the beneficial owner of 15 percent or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have a right to receive, upon exercise at the then current exercise price of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The Rights Plan contains an exemption for any issuance of Common

Stock by the Company directly to any person (for example, in a private placement or an acquisition by the Company in which Common Stock is used as consideration), even if that person would become the beneficial owner of 15 percent or more of the Common Stock, provided that such person does not acquire any additional shares of Common Stock.

     In the event that, at any time following the Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction or 50 percent or more of the Company's assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.

     Notwithstanding the foregoing, following the occurrence of any of the events set forth in the preceding two paragraphs (the "Triggering Events"), any Rights that are, or (under certain circumstances specified in the Rights Plan) were, beneficially owned by any Acquiring Person will immediately become null and void.

     The Purchase Price payable, and the number of shares of Serial Preferred or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Serial Preferred or the Common Stock, or a reverse split of the outstanding shares of Serial Preferred or the Common Stock.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15 percent or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50 percent or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in the Purchase Price. The Company will not be required to issue fractional shares of Serial Preferred or Common Stock (other than fractions in multiples of one one-hundredths of a share of Serial Preferred) and, in lieu thereof, an adjustment in cash may be made based on the market price of the Serial Preferred or Common Stock on the last trading date prior to the date of exercise.

     At any time after the date of the Rights Plan until the time that a person becomes an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which may (at the option of the Company) be paid in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors. Upon the effectiveness of any action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Issuance of Serial Preferred or Common Stock upon exercise of the Rights will be subject to any necessary regulatory approvals. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. One million shares of Serial Preferred will be reserved for issuance in the event of exercise of the Rights.

     The provisions of the Rights Plan may be amended by the Company, except that any amendment adopted after the time that a person becomes an Acquiring Person may not adversely affect the interests of holders of Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because, if the Rights would become exercisable as a result of such merger or business combination, the Board of Directors may, at its option, at any time prior to the time that any person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

Item 5. Interests of Named Experts and Counsel.

     The Company's consolidated financial statements incorporated in this registration statement by reference to the Company's 1996 Form 10-K have been audited by Price Waterhouse LLP, independent accountants. Such financial statements have been so incorporated in reliance on the report of Price
Waterhouse LLP, given on the authority of said firm as experts in auditing and accounting.

     The financial statement schedule incorporated in this registration statement by reference to the Company's 1996 Form 10-K has been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial  statements  incorporated in this  registration  statement by
reference  to  the  Minnesota  Power  and  Affiliated   Companies   Supplemental
Retirement Plan's Annual Report on Form 11-K for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The statements as to matters of law and legal conclusions under "Description of Common Stock" and "Description of Preferred Share Purchase Rights" in this registration statement and in the documents incorporated herein by reference have been reviewed by Philip R. Halverson, Esq., Duluth, Minnesota, Vice President, General Counsel and Secretary of the Company, and are set forth or incorporated by reference herein in reliance upon his opinion given upon his authority as an expert.

     As of April 30, 1997 Mr. Halverson owned approximately 4,526 shares of the Common Stock of the Company. Mr. Halverson is regularly acquiring additional shares of Common Stock as a participant in the Plan, as well as the Company's Employee Stock Purchase Plan and Employee Stock Ownership Plan.

Item 6.    Indemnification of Directors and Officers.

     Section 302A.521 of the Minnesota Business Corporation Act generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) where such person, among other things, has not been indemnified by another organization, acted in good faith, received no improper personal benefit and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 13 of the Bylaws of the Company contains the following provisions relative to indemnification of directors and officers:

     "The Company shall reimburse or indemnify each present and future director and officer of the Company (and his or her heirs, executors and administrators) for or against all expenses reasonably incurred by such director or officer in connection with or arising out of any action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of the Company. Such indemnification for reasonable expenses is to be to the fullest extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A. By affirmative vote of the Board of Directors or with written approval of the Chairman and Chief Executive Officer, such indemnification may be extended to include agents and employees who are not directors or officers of the Company, but who would otherwise be indemnified for acts and omissions under Chapter 302A of the Minnesota Business Corporation Act, if such agent or employee were an officer of the Company."

     "Reasonable expenses may include reimbursement of attorney's fees and disbursements, including those incurred by a person in connection with an appearance as a witness."

     "Upon written request to the Company and approval by the Chairman and Chief Executive Officer, an agent or employee for whom indemnification has been extended, or an officer or director may receive an advance for reasonable expenses if such agent, employee, officer or director is made or threatened to be made a party to a proceeding involving a matter for which indemnification is believed to be available under Minnesota Statutes Chapter 302A."

     "The foregoing rights shall not be exclusive of other rights to which any director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring such expenses and liabilities."

     The Company has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses, and insuring officers and directors of the Company against certain other liabilities and expenses.

Item 8. Exhibits

Exhibit
Number
-------

     *2  -    Agreement  and Plan of Merger by and  among  Minnesota  Power &
              Light Company,  AC Acquisition  Sub, Inc.,  ADESA  Corporation and
              Certain  ADESA  Management  Shareholders  dated  February 23, 1995
              (filed  as  Exhibit 2 to Form 8-K dated  March 3,  1995,  File No.
              1-3548).

 *3(a)1  -    Articles of Incorporation, restated as of July 27, 1988 (filed as
              Exhibit 3(a), File No. 33-24936).

 *3(a)2  -    Certificate  Fixing Terms of Serial  Preferred  Stock A, $7.125
              Series (filed as Exhibit 3(a)2,  File No. 33-50143).

 *3(a)3  -    Certificate  Fixing Terms of Serial  Preferred  Stock A, $6.70
              Series (filed as Exhibit  3(a)3,  File No. 33-50143).

 *3(b)   -    Bylaws as amended January 23, 1991 (filed as Exhibit 3(b), File
              No. 33-45549).

 *4(a)1  -    Mortgage and Deed of Trust, dated as of September 1, 1945, between the Company and Irving Trust Company (now The Bank of New York) and Richard H. West (W.T. Cunningham, successor), Trustees (filed as Exhibit 7(c), File No. 2-5865).

 *4(a)2  -    Supplemental Indentures to Mortgage and Deed of Trust:

              Number        Dated as of         Reference File           Exhibit
              ------        -----------         --------------           -------

              First         March 1, 1949       2-7826                     7(b)
              Second        July 1, 1951        2-9036                     7(c)
              Third         March 1, 1957       2-13075                    2(c)
              Fourth        January 1, 1968     2-27794                    2(c)
              Fifth         April 1, 1971       2-39537                    2(c)
              Sixth         August 1, 1975      2-54116                    2(c)
              Seventh       September 1, 1976   2-57014                    2(c)
              Eighth        September 1, 1977   2-59690                    2(c)
              Ninth         April 1, 1978       2-60866                    2(c)
              Tenth         August 1, 1978      2-62852                    2(d)2
              Eleventh      December 1, 1982    2-56649                    4(a)3
              Twelfth       April 1, 1987       33-30224                   4(a)3
              Thirteenth    March 1, 1992       33-47438                   4(b)
              Fourteenth    June 1, 1992        33-55240                   4(b)
              Fifteenth     July 1, 1992        33-55240                   4(c)
              Sixteenth     July 1, 1992        33-55240                   4(d)
              Seventeenth   February 1, 1993    33-50143                   4(b)
              Eighteenth    July 1, 1993        33-50143                   4(c)
              Nineteenth    February 1, 1997    1-3548 (1996 Form 10-K)    4(a)3

Exhibit
Number
------
  *4(b)  -    Mortgage  and Deed of Trust,  dated as of March 1,  1943,  between
              Superior Water,  Light and Power Company and Chemical Bank & Trust
              Company and Howard B. Smith, as Trustees,  both succeeded by First
              Bank N.A., as Trustee (filed as Exhibit 7(c), File No. 2-8668), as supplemented and modified by First Supplemental Indenture thereto dated as of March 1, 1951 (filed as Exhibit 2(d)(1), File No.
              2-59690),  Second Supplemental Indenture thereto dated as of March
              1,  1962  (filed  as  Exhibit  2(d)1,  File  No.  2-27794),  Third
              Supplemental  Indenture  thereto  dated  July 1,  1976  (filed  as
              Exhibit 2(e)1, File No. 2-57478), Fourth Supplemental Indenture thereto dated as of March 1, 1985 (filed as Exhibit 4(b), File No.
              2-78641) and Fifth Supplemental Indenture thereto dated as of December 1, 1992 (filed as Exhibit 4(b)1 to Form 10-K for the year ended December 31, 1992, File No. 1-3548).

 *4(b)1  -    Sixth  Supplemental  Indenture,  dated  as of  March  24,  1994, between Superior Water,  Light and Power Company and Chemical Bank
              (formerly   Chemical  Bank  &  Trust   Company)  and  Peter  Morse
              (successor to Howard B. Smith), Trustees (filed as Exhibit 4(b)1 to Form 10-K for the year ended December 31, 1996, File No.
              1-3548).

 *4(b)2  -    Seventh  Supplemental  Indenture,  dated as of November 1, 1994, between Superior Water,  Light and Power Company and Chemical Bank
              (formerly   Chemical  Bank  &  Trust   Company)  and  Peter  Morse
              (successor to Howard B. Smith), Trustees (filed as Exhibit 4(b)2 to Form 10-K for the year ended December 31, 1996, File No.
              1-3548).

 *4(b)3  -    Eighth  Supplemental  Indenture,  dated as of  January  1, 1997, between  Superior  Water,  Light and Power  Company and First Bank
              N.A. Trustee (filed as Exhibit 4(b)3 to Form 10-K for the year ended December 31, 1996, File No. 1-3548).

  *4(c)  -    Indenture,  dated as of March 1, 1993,  between  Southern States
              Utilities,  Inc.  (now Florida  Water  Services  Corporation)  and
              Nationsbank of Georgia,  National  Association (now SunTrust Bank,
              Central Florida,  N.A.), as Trustee (filed as Exhibit 4(d) to Form
              10-K for the year ended December 31, 1992, File No. 1-3548).

 *4(c)1  -    First Supplemental Indenture, dated as of March 1, 1993, between
              Southern  States  Utilities,  Inc.  (now  Florida  Water  Services
              Corporation) and Nationsbank of Georgia, National Association (now
              SunTrust  Bank,  Central  Florida,  N.A.),  as  Trustee  (filed as
              Exhibit  4(c)1 to Form 10-K for the year ended  December 31, 1996,
              File No. 1-3548).

 *4(c)2  -    Second  Supplemental  Indenture,  dated as of  March  31,  1997,
              between  Southern  States  Utilities,   Inc.  (now  Florida  Water
              Services   Corporation)  and  Nationsbank  of  Georgia,   National
              Association (now SunTrust Bank, Central Florida, N.A.), as Trustee
              (filed as Exhibit 4 to Form 10-Q for the  quarter  ended March 31,
              1997, File No. 1-3548).

  *4(d)  -    Amended and Restated Trust Agreement, dated as of March 1, 1996, relating to MP&L  Capital I's 8.05%  Cumulative  Quarterly  Income
              Preferred Securities,  between the Company, as Depositor,  and The
              Bank of New  York,  The Bank of New  York  (Delaware),  Philip  R.
              Halverson,  David G.  Gartzke  and James K.  Vizanko,  as Trustees
              (filed as Exhibit  4(a) to Form 10-Q for the  quarter  ended March
              31, 1996, File No. 1-3548).

  *4(e)  -    Amendment  No. 1, dated April 11, 1996,  to Amended and Restated
              Trust  Agreement,  dated  as of March 1,  1996,  relating  to MP&L
              Capital I's 8.05% Cumulative Quarterly Income Preferred Securities
              (filed as Exhibit  4(b) to Form 10-Q for the  quarter  ended March
              31, 1996, File No. 1-3548).

  *4(f)  -    Indenture,  dated as of March 1, 1996, relating to the Company's
              8.05% Junior Subordinated Debentures, Series A, Due 2015, between the Company and The Bank of New York, as Trustee (filed as Exhibit
              4(c) to Form 10-Q for the quarter  ended March 31, 1996,  File No.
              1-3548).

Exhibit
Number
------

  *4(g)  -    Guarantee Agreement, dated as of March 1, 1996, relating to MP&L
              Capital   I's  8.05%   Cumulative   Quarterly   Income   Preferred
              Securities, between the Company, as Guarantor, and The Bank of New
              York, as Trustee (filed as Exhibit 4(d) to Form 10-Q for the quarter ended March 31, 1996, File No. 1-3548).

  *4(h) - Agreement as to Expenses and Liabilities, dated as of March 20, 1996, relating to MP&L Capital I's 8.05% Cumulative Quarterly Income Preferred Securities, between the Company and MP&L Capital I (filed as Exhibit 4(e) to Form 10-Q for the quarter ended March 31, 1996, File No. 1-3548).

  *4(i) - Officer's Certificate, dated March 20, 1996, establishing the terms of the 8.05% Junior Subordinated Debentures, Series A, Due 2015 issued in connection with the 8.05% Cumulative Quarterly Income Preferred Securities of MP&L Capital I (filed as Exhibit 4(i) to Form 10-K for the year ended December 31, 1996, File No. 1-3548).

  *4(j)  -    Rights  Agreement dated as of July 24, 1996,  between  Minnesota
              Power & Light  Company and the  Corporate  Secretary  of Minnesota
              Power & Light Company, as Rights Agent (filed as Exhibit 4 to Form
              8-K dated August 2, 1996, File No. 1-3548).

  *4(k)  -    Indenture,  dated as of May 15,  1996,  relating  to the  ADESA
              Corporation's  7.70%  Senior  Notes,  Series A, Due 2006,  between
              ADESA  Corporation  and The Bank of New York, as Trustee (filed as
              Exhibit  4(k) to Form 10-K for the year ended  December  31, 1996,
              File No. 1-3548).

  *4(l)  -    Guarantee of Minnesota  Power & Light  Company,  dated as of May
              30, 1996,  relating to the ADESA Corporation's 7.70% Senior Notes,
              Series A, Due 2006 (filed as Exhibit 4(l) to Form 10-K for the year ended December 31, 1996, File No. 1-3548).

  *4(m)  -    ADESA Corporation  Officer's  Certificate  1-D-1,  dated May 30,
              1996,  relating to the ADESA  Corporation's  7.70%  Senior  Notes,
              Series A, Due 2006 (filed as Exhibit 4(m) to Form 10-K for the year ended December 31, 1996, File No. 1-3548).

  23(a)  -    Consent of Price Waterhouse LLP.

  23(b)  -    Consent of Philip R. Halverson, Esq.

     24  -    Power of Attorney (see page II -10 and II -12).

--------------------------
* Incorporated herein by reference as indicated.

     Undertaking. The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.    Undertakings.

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)  That,  for  purposes  of  determining   any  liability  under  the
              Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                Power of Attorney

     Each person whose signature appears below hereby authorizes any agent for service named in this registration statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the registration statement, and appoints any such agent for service as attorney-in-fact to sign in each such person's behalf individually and in each capacity stated below and file any such amendments to the registration statement and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   Signatures

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth and State of Minnesota on the 9th day of May, 1997.

                                                Minnesota Power & Light Company
                                                         (Registrant)

                                                By        Edwin L. Russell
                                                    ---------------------------
                                                          Edwin L. Russell
                                                      Chairman, President and
                                                      Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                  Date
        ---------                           -----                  ----


      EDWIN L. RUSSELL
------------------------------       Chairman, President,       May 9, 1997
      Edwin L. Russell             Chief Executive Officer
                                        and Director



        D.G. GARTZKE
------------------------------      Senior Vice President-      May 9, 1997
        D.G. Gartzke                     Finance and
                                   Chief Financial Officer



        MARK A. SCHOBER
------------------------------          Controller             May 9, 1997
        Mark A. Schober

         Signature                           Title                 Date
         ---------                           -----                 ----


         MERRILL K. CRAGUN                  Director            May 9, 1997
------------------------------
         Merrill K. Cragun


         DENNIS E. EVANS                    Director            May 9, 1997
------------------------------
         Dennis E. Evans


         PETER J. JOHNSON                   Director            May 9, 1997
------------------------------
         Peter J. Johnson


         GEORGE L. MAYER                    Director            May 9, 1997
------------------------------
         George L. Mayer


         PAULA F. MCQUEEN                   Director            May 9, 1997
------------------------------
         Paula F. McQueen


         ROBERT S. NICKOLOFF                Director            May 9, 1997
------------------------------
         Robert S. Nickoloff


         JACK I. RAJALA                     Director            May 9, 1997
------------------------------
         Jack I. Rajala


         AREND J. SANDBULTE                 Director            May 9, 1997
------------------------------
         Arend J. Sandbulte


         NICK SMITH
------------------------------              Director            May 9, 1997
         Nick Smith


         BRUCE W. STENDER                   Director            May 9, 1997
------------------------------
         Bruce W. Stender


         DONALD C. WEGMILLER                Director            May 9, 1997
------------------------------
         Donald C. Wegmiller

                                Power of Attorney


     The Plan hereby appoints the Agents for Service named in this registration statement, and each of them severally, as its attorney-in-fact to sign in its name and behalf and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.


                                   Signatures


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Employee Benefit Plans Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth and the State of Minnesota, on the 9th day of May, 1997.



                                      Minnesota Power and Affiliated Companies
                                            Supplemental Retirement Plan


                                    By             R.D. Edwards
                                       -----------------------------------------
                                               (R.D. Edwards, Chairman
                                          Employee Benefit Plans Committee)